UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

April 26, 2013
Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8708 Technology Forest Place, Suite 100 The Woodlands, Texas 77381
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On April 26, 2013, the Company held its 2013 Annual Meeting of Shareholders.  At the meeting, the shareholders voted on: (1) the election of seven directors; (2) approve, on an advisory basis, the frequency of holding an advisory vote on executive compensation; (3) approve, on advisory basis, the compensation of our named executive officers; (4) the ratification of the appointment of PMB Helin Donovan as the Company’s independent registered public accounting firm for the year ending December 31, 2013; and (5) approve an amendment to the Uni-Pixel, Inc. 2011 Stock Incentive Plan. The voting results on these proposals were as follows:

Proposal 1: Election of Seven Directors

Director	Votes For	Withheld	Broker Non-Votes
Reed J. Killion	4,743,225	75,084	3,483,768
Bernard T. Marren	4,743,074	75,235	3,483,768
Carl J. Yankowski	4,743,974	74,335	3,483,768
Bruce I. Berkoff	4,743,974	74,335	3,483,768
Ross A. Young	4,743,224	75,085	3,483,768
William Wayne Patterson	4,743,074	75,235	3,483,768
Anthony J. LeVecchio	4,743,074	75,235	3,483,768

Proposal 2: Approve, on an advisory basis, the frequency of holding an advisory vote on executive compenstaion

1 year	2 years	3 years	Abstentions
4,629,084	57,224	44,049	87,952

Proposal 3: Approve, on advisory basis, the compensation of our named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,698,458	29,250	90,601	3,483,768

Proposal 4: Ratification of the appointment of PMB Helin Donovan as the Company’s independent registered public accounting firm for the year ended December 31, 2013

Votes For	Votes Against	Abstentions
7,938,467	154,753	208,857

Proposal 5: Approval of an Amendment to the Uni-Pixel, Inc. 2011 Stock Incentive Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,249,787	442,023	126,499	3,483,768

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 26, 2013	By:	/s/ Reed Killion
		Name:	Reed Killion
		Title:	Chief Executive Officer